Exhibit 99.1

THE ELECTRONICS BUSINESSES OF TYCO INTERNATIONAL LTD.
COMBINED STATEMENTS OF INCOME
(Unaudited)

	Fiscal 2006				Fiscal 2007
	Quarters Ended
	December 30,	March 31,	June 30,	September 29,	December 29,	March 30,
	2005	2006	2006	2006	2006	2007
	(in millions)
Net sales	$2,939	$3,147	$3,341	$3,385	$3,220	$3,442
Cost of sales	2,184	2,290	2,474	2,499	2,393	2,577
Gross income	755	857	867	886	827	865
Selling, general, and administrative expenses	380	415	412	420	436	442
Restructuring and other charges, net	3	7	2	1	10	15
Goodwill impairment	—	—	—	316	—	—
Income from operations	372	435	453	149	381	408
Interest income	13	12	9	14	15	14
Interest expense	(68)	(68)	(60)	(60)	(60)	(58)
Income from continuing operations before income taxes and minority interest	317	379	402	103	336	364
Income taxes	(86)	(66)	(100)	220	(103)	(86)
Minority interest	—	(2)	(1)	(3)	(1)	(1)
Income from continuing operations	231	311	301	320	232	277
Income (loss) from discontinued operations, net of income taxes	1	(9)	(3)	49	49	—
Income before cumulative effect of accounting change	232	302	298	369	281	277
Cumulative effect of accounting change, net of income taxes	(8)	—	—	—	—	—
Net income	$224	$302	$298	$369	$281	$277